Responses to N-SAR for 9/30 Funds for the six-month period ended
March 31, 2018

Income Funds

Exhibit 99.77D

Polices with respect to security investments

During the period covered by this report the First Investors Limited Duration High Quality Bond Fund changed its name to the First Investors Limited Duration Bond Fund. The change was disclosed in the statutory prospectus dated January 31, 2018 for the Income Funds which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on January 29, 2018 (Accession No. 0000898432-18-000114),
and is hereby incorporated by reference as part of the response to
Item 77D of Form N-SAR.

During the period covered by this report the First Investors Balanced Income Fund, First Investors Limited Duration Bond Fund and First Investors Investment Grade Fund each added investments in high yield securities as part of their principal investment strategies. The portion of each fund that is invested in high yield securities is managed by Muzinich & Co., Inc. Each fund also disclosed that it may invest in exchange-traded funds. These changes were disclosed in the statutory prospectus dated January 31, 2018 for the Income Funds which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on January 29, 2018 (Accession No. 0000898432-18-000114), and
is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.

During the period covered by this report the First Investors Government Fund disclosed that it may invest in non-government investment grade securities. The additional strategy was disclosed in the statutory prospectus dated January 31, 2018 for the Income Funds which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on January 29, 2018 (Accession No. 0000898432-18-000114), and
is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.

During the period covered by this report the First Investors Investment Grade Fund changed its investment objective from "The Fund seeks to generate a maximum level of income consistent with investment in investment grade debt securities" to "The Fund seeks to generate a maximum level of income consistent with investment primarily in investment grade debt securities." This change was disclosed in the statutory prospectus dated January 31, 2018 for the Income Funds which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on January 29, 2018 (Accession No. 0000898432-18-000114), and is hereby incorporated by reference as part of the response to Item 77D of Form
N-SAR.